Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cree, Inc. 2004 Long-Term Incentive Compensation Plan (As Amended) of our reports dated August 18, 2010, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Cree, Inc. included in its Annual Report (Form 10-K) for the year ended June 27, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Raleigh, North Carolina
January 26, 2011